UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 18, 2022

MVB Financial Corp.
(Exact name of registrant as specified in its charter)

West Virginia	001-38314	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, WV	26554-2777
(Address of principal executive offices)	(Zip Code)

(304) 363-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	MVBF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2022, the Board of Directors of MVB Financial Corp. (“MVB”) expanded the Board of Directors (the “Board”) to nine and appointed Jan L. Owen as a director to fill the newly created vacancy, effective as of October 18, 2022. Ms. Owen will serve as a director until the next annual meeting of shareholders, at which time she may be nominated to stand for re-election for a term to be specified at such annual meeting of shareholders. Ms. Owen will serve as a member of both the Risk & Compliance and Nominating & Corporate Governance Committees of the Board. Ms. Owen will also serve as a member of the board of directors of MVB’s subsidiary, MVB Bank, Inc. (the “Bank”), and act as a member of both the Bank’s Loan Review and Crypto Steering Committees. Ms. Owen will further serve as a member of the board of directors of Paladin Fraud, LLC, a subsidiary of the Bank.

Since 2019, Ms. Owen has been a senior advisor in the Financial Services Group at Manatt, Phelps & Phillips, LLP and is based in the Sacramento, California, office. Her practice includes a wide range of oversight work, including accountancy, assets recovery, auditing, banking, benefits administration, corporate governance counseling, strategic planning, public policy review and analysis, regulatory representation, budget preparation and financial reporting. Her clients include major banks and consumer financial institutions, fintech startups, blockchain and cryptocurrency companies, cannabis owners and operators and technology companies.

From 2013 to 2019, Ms. Owen served as the Commissioner of California’s Department of Business Oversight, which is now known as the Department of Financial Protection and Innovation, the state of California’s financial regulator.

Prior to that, she served as Commissioner of the California Department of Corporations. Before serving in these significant public roles, Ms. Owen worked at a leading investment banking firm, one of the world’s leading consumer products companies and at her own consulting firm. She is a frequent speaker and author on topics relating to regulatory and consumer protection developments for California and other states nationwide.

Ms. Owen served as a member of the Board of Directors for the Bank of Southern California from 2020 to 2022. Since 2020, she has been a member of Kraken Bank’s Board of Directors and, since 2019, she has served on the Advisory Boards of Radicle Impact and Jiko.

Ms. Owen is a graduate of California State University, Fresno, where she earned her bachelor of arts degree in Economics.

Ms. Owen does not have any transactions reportable under Item 404(a) of Regulation S-K and there were no arrangements or understandings pursuant to which Ms. Owen was appointed as a director. Ms. Owen will be entitled to the same compensation and benefits made available to the Company’s non-employee directors generally.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of MVB Financial Corp., dated October 19, 2022.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By:	/s/ Donald T. Robinson
Donald T. Robinson President and Chief Financial Officer

Date: October 19, 2022